UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

Aligos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39617	82-4724808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Corporate Dr., 2nd Floor
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(800) 466-6059

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALGS	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 7, 2024, the Board of Directors (the “Board”) of Aligos Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), approved an increase in the number of authorized directors on the Board to seven and appointed Heather Preston, M.D. and Margarita Chavez, J.D., to the Board to fill the newly created directorships resulting from the increase in the number of authorized directors. Each of Dr. Preston and Ms. Chavez was appointed as a Class II director with a term expiring at the 2025 annual meeting of stockholders and until their successor has been elected and qualified. Ms. Chavez will serve on the Audit Committee of the Board (the “Audit Committee”) and Dr. Preston will serve as a member, and the chair, of the Nominating Committee.

Pursuant to the Company’s non-employee director compensation program, as a non-employee director, each of Dr. Preston and Ms. Chavez will receive (i) a $40,000 annual retainer for their service on the Board, prorated for the remainder 2024 and (ii) an automatic initial grant of a stock option to purchase 120,000 shares of Common Stock under the Company’s 2020 Incentive Award Plan. Ms. Chavez will receive additional annual cash compensation of $7,500 for her service as a member of the Audit Committee and Dr. Preston will receive additional annual cash compensation of $8,000 for her service as the chair of the Nominating Committee, both prorated for the remainder of 2024.

The foregoing description is qualified in its entirety by reference to the text of the Company’s non-employee director compensation program, the form of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2024.

Neither Dr. Preston nor Ms. Chavez has a relationship requiring disclosure under Item 404(a) of Regulation S-K and neither Dr. Preston nor Ms. Chavez is a party to any arrangement or understanding with any other person pursuant to which she was selected as a director.

In addition, each of Dr. Preston and Ms. Chavez will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGOS THERAPEUTICS, INC.

Date: August 8, 2024	By:	/s/ Lesley Ann Calhoun
Lesley Ann Calhoun
Executive Vice President, Chief Financial Officer